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                                                                    Exhibit 10.3


                           GOLF TRUST OF AMERICA, L.P.

                             ARTICLES OF DESIGNATION
                  CLASSIFYING AND DESIGNATING 800,000 UNITS OF

                   9.25% SERIES A LIMITED PARTNERSHIP INTEREST

                                  APRIL 2, 1999

         WHEREAS, Golf Trust of America, Inc., a Maryland corporation ("GTA" or the "Corporation") intends to issue 800,000 Shares of 9.25% Series A Cumulative Convertible Preferred Stock ("Series A Preferred Shares"); and

         WHEREAS, Section 4.02(a)(ii) of the Partnership Agreement provides "the Company shall not issue any additional REIT Shares ... (collectively, "New Securities") ... unless (A) the General Partner shall cause the Partnership to issue to the General Partner and GTA LP, as the Company [shall] designate, Partnership Interests ... having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities, and (B) the Company, through the General Partner and GTA LP, contributes the proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities to the Partnership;

         WHEREAS, Section 4.02(a)(iii) of the Partnership Agreement (as added by the First Amendment thereto, dated February 1, 1998), provides "The General Partner shall record on EXHIBIT D the name of any additional class or series of Partnership Interests together with the terms and conditions, designations, preferences and relative, participating, optional or other special rights, powers and duties (collectively, together with all associated provisions, "Rights and Duties") of the holders thereof. In the event of any conflict between (A) the Rights and Duties of an additional class of Partnership Interests established pursuant to this Section 4.02 and recorded in EXHIBIT D and (B) the Rights and Duties of Limited Partners generally under this Agreement, EXHIBIT D shall govern the Rights and Duties of such additional class of Limited Partner."

         NOW, THEREFORE, GTA GP, Inc., a Maryland corporation and the sole general partner of the Partnership, hereby certifies that, pursuant to authority granted by Section 4.02 of the Partnership Agreement, it has designated a new class of preferred partnership interest in the Partnership to be known as 9.25% Series A Preferred Partnership Interest and to be denominated in units and hereby sets forth in this EXHIBIT D the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption and other terms and conditions of such class of preferred partnership interest as follows:

         SECTION 1. NUMBER OF UNITS AND DESIGNATION. This series of preferred partnership interest shall be designated as the 9.25% Series A Preferred Partnership Interest (the "Series A Preferred Units") and the number of units of 9.25% Series A Preferred Partnership Interest which shall initially constitute such series shall be 800,000 units. The number of Series A Preferred Units shall increase by one for each Series A Preferred Share (in excess of the initial 800,000) issued by GTA and shall decrease by one for each Series A Preferred share retired by GTA.

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         SECTION 2. DEFINITIONS. For purposes of the Series A Preferred Units, the following terms shall have the meanings indicated:

         "Agreement" shall have the meaning set forth in paragraph (d)(iii) of
Section 9 hereof.

         "AMEX" shall mean the American Stock Exchange.

         "Articles of Designation" shall mean these provisions in EXHIBIT D to the Partnership Agreement recording the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption and other terms and conditions of the Series A Preferred Units.

         "Articles Supplementary" shall mean the Articles Supplementary of GTA relating to the Series A Preferred Shares, dated April 2, 1999, as filed with the Department on April 2, 1999.

         "Board of Directors" shall mean the Board of Directors of the General Partner or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Units.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "Change of Control" shall be deemed to have occurred if any of the following occur: (i) any merger or consolidation of the Corporation in which one or more entities acquire more than 50% of the Corporation's outstanding voting equity securities or as a result of which stockholders of the Corporation immediately before such merger or consolidation hold, immediately after such merger or consolidation, less than 50% of the surviving entity's outstanding common stock; (ii) the Corporation or a wholly-owned subsidiary of the Corporation ceases to be the sole general partner of the Partnership or grants or sells to any person, or consents to any amendment to the Partnership Agreement which has the effect of transferring the power to control or direct the actions of the Partnership to any person as if such person (A) were a general partner of the Partnership or (B) were a limited partner of the Partnership with consent or approval rights materially greater than the consent or approval rights held by the limited partners of the Partnership on the date hereof; or (iii) the Partnership is a party to any entity conversion or any merger or consolidation in which the Partnership is not the surviving entity in such merger or consolidation or in which the effect is of the nature set forth in the next preceding clause (ii).

         "Committee" shall have the meaning set forth in the first recital hereof.

         "Common Share" shall mean one share of the common stock of GTA.

         "Common Units" shall mean the common units of limited partnership interest in the Partnership.

         "Constituent Person" shall have the meaning set forth in paragraph (e) of Section 9 hereof.

         "Conversion Price" shall mean the conversion price per Common Share for which each Series A Preferred Share is convertible, as such Conversion Price may be adjusted pursuant to Section 9 of the

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Articles Supplementary. The initial conversion price shall be $26.25 (equivalent to a conversion rate of .95238 Common Shares for each Series A Preferred Share).

         "Corporation" means Golf Trust of America, Inc., a Marlyand corporation.

         "Distribution Payment Date" shall mean, with respect to each Distribution Period, the 15th calendar day of January, April, July and October, in each year, commencing on July 15, 1999; provided, however, that if any Distribution Payment Date falls on any day other than a Business Day, the distribution payment due on such Distribution Payment Date shall be paid on the first Business Day immediately following such Distribution Payment Date.

         "Distribution Periods" shall mean quarterly distribution periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period, which shall commence on the Issue Date and end on and include June 30, 1999).

         "Issue Date" shall mean the first date on which any Series A Preferred Units are issued and sold.

         "Junior Units" shall have the meaning set forth in paragraph (c) of
Section 11 hereof.

         "Liquidation" shall mean a liquidation, dissolution or winding up of the Corporation or the Partnership, whether voluntary or involuntary.

         "Liquidation Event" shall mean (A) a Liquidation, (B) a Change of Control, or (C) an Asset Disposition.

         "Liquidation Preference" shall have the meaning set forth in paragraph
(a) of Section 4 hereof.

         "Partnership" shall mean Golf Trust of America, L.P., a Delaware limited partnership.

         "Partnership Agreement" shall mean the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated February 12, 1997, as amended.

         "Parity Units" shall have the meaning set forth in paragraph (b) of
Section 11 hereof.

         "Person" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Preferred Units" shall mean the Series A Preferred Units of limited partnership interest in the Partnership in number and with rights and preferences identical to the Series A Preferred Units.

         "Redemption Date" shall have the meaning set forth in paragraph (d) of
Section 5 hereof.

         "Redemption Premium" shall have the meaning set forth in the Articles Supplementary.

         "Senior Units" shall have the meaning set forth in paragraph (a) of
Section 11 hereof.

         "Series A Preferred Share" shall mean one share of GTA's 9.25% Series A Cumulative Convertible Preferred Stock.

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         "Series A Preferred Unit" shall have the meaning set forth in Section 1 hereof.

         "Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a distribution or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of units of partnership interest of the Partnership; PROVIDED, however, that if any funds for any class or series of Junior Units or any class or series of Parity Units are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "Trading Day" shall mean any day on which the securities in question are traded on the AMEX, or if such securities are not listed or admitted for trading on the AMEX, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such Nasdaq National Market, in the applicable securities market in which the securities are traded.

         "Transaction" shall have the meaning set forth in paragraph (f) of
Section 9 hereof.


         SECTION 3. DISTRIBUTIONS.

               (a) The holders of the Series A Preferred Units shall be entitled to receive, when, as and if authorized and declared by the General Partner out of funds legally available for that purpose, distributions payable in cash at the rate per annum equal to the greater of (i) $2.3125 per Series A Preferred Unit or (ii) an amount per Series A Preferred Unit equal to the aggregate annual amount of cash distributions paid or payable, if any, with respect to that number of Common Units, or portion thereof, into which each Series A Preferred Unit is then convertible, in accordance with the terms of these Articles of Designation (such greater amount, the "Annual Distribution Rate"). The amount referred in clause (ii) of this subparagraph (a) with respect to each Distribution Period shall be determined as of the applicable Distribution Payment Date by multiplying the number of Common Units, or portion thereof calculated to the fourth decimal point, into which a Series A Preferred Unit would be convertible at the opening of business on such Distribution Payment Date (based on the Conversion Price then in effect) by the quarterly cash distribution payable or paid for such Distribution Period in respect of a Common Unit outstanding as of the record date for the payment of distributions on the Common Units with respect to such Distribution Period and multiplying such product by four. Such distributions shall be cumulative from the Issue Date, whether or not in any Distribution Period or Periods there shall be funds of the Corporation legally available for the payment of such distributions and shall be payable quarterly, when, as and if authorized and declared by the Board of Directors, in arrears on Distribution Payment Dates, commencing on the first Distribution Payment Date after the Issue Date. Each such distribution shall be payable in arrears to the holders of record of the Series A Preferred Units, as they appear on the records of the Partnership at the close of business on each record date which shall not be more than 30 days preceding the applicable Distribution Payment Date (the "Distribution Payment Record Date"), as shall be fixed by the Board of Directors. Accrued and unpaid distributions for any past Distribution Periods may be authorized and declared and paid at any time, without reference to any regular Distribution Payment Date, to holders of record on such date, which shall not be more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. The amount of

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accrued and unpaid distributions on any Series A Preferred Unit at any date shall be the amount of any distributions accumulated to and including such date, whether or not earned or declared, which have not been paid in cash or set aside for payment. Accumulated and unpaid distributions will not bear interest.

         (b) The amount of distributions payable for each full Distribution Period for the Series A Preferred Units shall be computed by dividing the Annual Distribution Rate by four. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series A Preferred Units shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series A Preferred Units shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the Series A Preferred Units, plus any other amounts provided in these Articles Supplementary.

         (c) So long as any Series A Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Units for any period unless full cumulative distributions have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions authorized and declared upon Series A Preferred Units and all distributions authorized and declared upon any other series or class or classes of Parity Units shall be authorized and declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series A Preferred Units and such Parity Units.

         (d) So long as any Series A Preferred Units are outstanding, no distributions (other than distributions or distributions paid solely in Units of, or options, warrants or rights to subscribe for or purchase Units of, Junior Units) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made in connection with an employee incentive or benefit plan of GTA or any subsidiary or pursuant to the Redemption Right referred to in Section 8.05 of the Partnership Agreement), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such Units by the Partnership, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series A Preferred Units and any other Parity Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series A Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series A Preferred Units and any Parity Units.

         (e) Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Units which remains payable.

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         SECTION 4. LIQUIDATION PREFERENCE.

         (a) In the event of any Liquidation Event, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Junior Units, the holders of Series A Preferred Units shall be entitled to receive a liquidation preference which is an amount equal to the greater of (i) Twenty-Five Dollars ($25.00) per Series A Preferred Unit plus distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder (the "Liquidation Preference") or (ii) an amount per Series A Preferred Unit equal to the amount which would have been payable on the Common Units, or portion thereof, into which one Series A Preferred Unit is then convertible had each Series A Preferred Unit been converted into Common Units immediately prior to such Liquidation Event. The foregoing amounts shall be subject to equitable adjustment whenever there shall occur a stock distribution, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A Preferred Units. Until the holders of the Series A Preferred Units have been paid in full the amounts owed pursuant to this Section 4(a), no payment will be made to any holder of Junior Units upon a Liquidation Event. If, upon any such Liquidation Event, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series A Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Units of any class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Units and such other Parity Units ratably in accordance with the amounts that would be payable on such Series A Preferred Units and such other Parity Units if all amounts payable thereon were paid in full.

         (b) Subject to the rights of the holders of any Parity Units, upon any Liquidation Event of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Units and any Parity Units, as provided in this Section 4, any other series or class or classes of Junior Units shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Units and any Parity Units shall not be entitled to share therein.

         SECTION 5. RESTRICTED OWNERSHIP. For so long as an affiliate of GTA is the General Partner of the Partnership, the Series A Preferred Units may be held only by GTA GP, Inc., GTA LP, Inc. and/or another wholly-owned subsidiary of GTA.

         SECTION 6. MANDATORY REDEMPTION.

         (a) Simultaneously with each and every redemption of one or more Series A Preferred Share by GTA (regardless of whether such redemption is a mandatory redemption, a redemption at the option of the holder or a redemption at the option of GTA), the Partnership will automatically redeem for cash the same number of Series A Preferred Units for the same redemption price per Series A Preferred Unit as GTA is required by the Articles Supplementary to pay per Series A Preferred Share (including any applicable Redemption Premium, as defined in the Articles Supplementary). Each date of such redemption of Series A Preferred Units is referred to herein as a "Redemption Date." The Partnership shall not otherwise redeem any Series A Preferred Units.

         (b) In the event that on any Redemption Date, Series A Preferred Units are held by more than one partner, the General Partner shall decide, in its sole discretion, from which partner or in

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what proportion between partners to redeem the number of Series A Preferred
Units to be redeemed on such date, and the General Partner shall update the ledger of Partnership Interests maintained as EXHIBIT A to the Partnership Agreement accordingly.

                  (c) From and after a Redemption Date, (i) except as otherwise provided herein, distributions on the Series A Preferred Units called for redemption on such date shall cease to accrue, (ii) said Units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Units of the Partnership shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon and to receive any distributions payable thereon).

                  (d) Except as set forth in this Section 5, the Series A Preferred Units have no mandatory redemption date.


         SECTION 7. MANDATORY ISSUANCE. Upon each and every issuance of Series A Preferred Shares by GTA (and against contribution of the proceeds of such issuance to the Partnership) the Partnership shall automatically issue the same number of Series A Preferred Units to GTA GP, Inc. and/or GTA LP, Inc. and/or any other wholly-owned subsidiary of GTA, with such allocation among them as the General Partner shall decide, in its sole discretion.

         SECTION 8. REACQUIRED UNITS TO BE RETIRED. All Series A Preferred Units which shall have been issued and reacquired in any manner by the Partnership (including any Series A Preferred Units surrendered upon conversion as described in Section 10) shall be retired and cancelled.

         SECTION 9. AUTOMATIC CONVERSION. Series A Preferred Units shall automatically convert into Common Units, as follows:

                  (a) Simultaneously with each and every conversion of one or more Series A Preferred Share pursuant to the Articles Supplementary, an equal number of Series A Preferred Units will automatically convert into a number of fully-paid Common Units (or portion thereof) per Series A Preferred Unit equal to the number of Common Shares (or portion thereof) into which each said Series A Preferred Share was converted. Each date of such conversion of Series A Preferred Units is referred to herein as a "Conversion Date." Series A Preferred Units shall not otherwise be convertible.

                  (b) In the event that on any Conversion Date, Series A Preferred Units are held by more than one partner, the General Partner shall decide, in its sole discretion, which partner or partners' Series A Preferred Units were automatically converted (so long as the aggregate amount of the conversion equals the number of Series A Preferred Units to be converted on such date), and the General Partner shall update the ledger of Partnership Interests maintained as EXHIBIT A to the Partnership Agreement accordingly.

                  (c) Holders of Series A Preferred Units at the close of business on any Distribution Payment Record Date shall be entitled to receive the distribution payable on such Units on the corresponding Distribution Payment Date notwithstanding the conversion thereof following such Distribution Payment Record Date and on or prior to such Distribution Payment Date.

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         (d) Each conversion of a Series A Preferred Unit shall be deemed to have been effected at exactly the same time as the conversion of the corresponding Series A Preferred Share pursuant to the Articles Supplementary. If the distribution payment record date for the Series A Preferred Units and Common Units do not coincide, and the preceding sentence does not operate to ensure that a holder of Series A Preferred Units whose Units are converted into Common Units does not receive distributions on both the Series A Preferred Units and the Common Units into which such Units are converted for the same Distribution Period, then notwithstanding anything herein to the contrary, it is the intent of these Articles Supplementary that, and the transfer agent is authorized to ensure that, no conversion after the earlier of such record dates will be accepted until after the latter of such record dates.

         (e) No fractional Units or scrip representing fractions of Common Units shall be issued upon conversion of the Series A Preferred Units. The Partnership shall pay to the holder of each Series A Preferred Unit an amount in cash equal to the cash amount, if any, payable by GTA to the converting holder of the corresponding Series A Preferred Units pursuant to Section 9(c) of the Articles Supplementary in lieu of fractional shares or scrip representing fractions of Common Shares.

         (f) If the Partnership shall be a party to any transaction (including without limitation a merger, consolidation, partnership interest exchange, self tender offer for all or substantially all Common Units outstanding, sale of all or substantially all of the Partnership's assets or recapitalization of the Common Units (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Units shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series A Preferred Unit that is not redeemed or converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of Units of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Units into which one Series A Preferred Unit was convertible immediately prior to such Transaction, assuming such holder of Common Units (i) is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Unit of the Partnership held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Unit"), then for the purpose of this paragraph (f) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Unit shall be deemed to be the kind and amount so receivable per Unit by a plurality of the Non-Electing Units). The Partnership shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (f), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Units that will contain provisions enabling the holders of the Series A Preferred Units that remain outstanding after such Transaction to convert their Series A Preferred Units into the consideration received by holders of Common Units at the Conversion Price in effect under the Articles Supplementary immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

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         The Partnership covenants that any Common Units issued upon conversion of the Series A Preferred Units shall be validly issued and fully paid.

         The Partnership shall list the Common Units required to be delivered upon conversion of the Series A Preferred Units, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Units are listed at the time of such delivery.

         Prior to the delivery of any securities that the Partnership shall be obligated to deliver upon conversion of the Series A Preferred Units, the Partnership shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval or consent to the delivery thereof, by any governmental authority.

         (g) The Partnership shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Units or other securities or property on conversion of the Series A Preferred Units pursuant hereto; provided, however, that the Partnership shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Units or other securities or property in a name other than that of the holder of the Series A Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

         SECTION 10. PERMISSIBLE DISTRIBUTIONS. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by distribution, or upon redemption or other acquisition of Units or otherwise, is permitted under Delaware law, amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Units of any class or series of capital stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Partnership's total liabilities.

         SECTION 11. RANKING. Any class or series of partnership interests of the Partnership shall be deemed to rank:

         (a) prior to the Series A Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Units ("Senior Units");

         (b) on a parity with the Series A Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Unit thereof be different from those of the Series A Preferred Units, if the holders of such class of stock or series and the Series A Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Unit or liquidation preferences, without preference or priority one over the other ("Parity Units"); and

         (c) junior to the Series A Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be

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Common Units or Class B Limited Partnership Interests or if the holders of
Series A Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of units of such class series of partnership interest, and such class or series shall not in either case rank prior to the Series A Preferred Units ("Junior Units").

         SECTION 12. VOTING.

                  (a) Other than as required by law or paragraph (b), (f) and
(g) of this Section 12, the Series A Preferred Units shall not have any voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any partnership action.

                  (b) So long as any Series A Preferred Units are outstanding, in addition to any other vote or consent of Unitholders required by the Partnership Agreement, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series A Preferred Units, at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration of or repeal of the Partnership Agreement materially and adversely affecting, directly or indirectly, the terms and conditions of, or the rights or preferences of the Preferred Units; PROVIDED, HOWEVER, that (A) the amendment or supplement of the provisions of the Partnership Agreement so as to authorize or create, or to increase the authorized amount of, any Junior Units or any Parity Units shall not be deemed to adversely affect Series A Preferred Units, and (B) any amendment, alteration of or repeal of the Partnership Agreement in connection with a merger or consolidation of GTA or the Partnership or the sale of all or substantially all of the assets of the Partnership shall not be deemed to adversely affect the Series A Preferred Units so long as (1) the Partnership is the surviving entity and the Series A Preferred Units remains outstanding with the terms thereof materially unchanged or (2) the Series A Preferred Units are exchanged for a security of the resulting, surviving or transferee entity having substantially the same terms and rights as the Series A Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up.

                  (c) So long as any Series A Preferred Units are outstanding, in addition to any other vote or consent of Unitholders required by the Partnership Agreement, the affirmative vote of 100% of the votes entitled to be cast by the holders of Series A Preferred Units, at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating the authorization or creation of, or the issuance of, any Senior Units.

                   (d) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Units shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                   (e) Except as otherwise required by law or provided in the Partnership Agreement, the holders of Common Units shall not be entitled to vote on any matter submitted to a vote of the holders of Series A Preferred Stock pursuant to this Section 12.

                   (f) Except as otherwise required by law or provided herein or elsewhere in the Partnership Agreement, the holders of Series A Preferred Units shall not be entitled to receive any notice of any proceedings of the Corporation.

         For purposes of the foregoing provisions of this Section 12, each Series A Preferred Unit shall have one (1) vote per Unit.

         SECTION 13. RECORD HOLDERS. The Partnership may deem and treat the record holder of any Series A Preferred Units as the true and lawful owner thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary.

         SECTION 14. EFFECTIVE DATE. These Articles of Designation shall be effective as of April 2, 1999.

         FOURTH: The Series A Preferred Units have been classified and designated by the board of directors of the General Partner under the authority contained in the Partnership Agreement.

         FIFTH: These Articles of Designation have been approved by the board of directors of the General Partner in the manner and by the vote required by law.

         SIXTH: Each of the undersigned officers of the General Partner acknowledges these Articles of Designation to be the act of the Partnership and, as to all matters or facts required to be verified under oath, each of the undersigned officers acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [Signature page follows.]

         IN WITNESS WHEREOF, GTA GP, Inc. has caused these Articles of Designation to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Assistant Secretary as of this 2nd day of April, 1999.


                            GTA GP, INC.


                            By: /s/ W. Bradley Blair, II
                                -------------------------------------
                                Name:  W. Bradley Blair, II
                                Title: Chief Executive Officer and President

Attest:


/s/ Scott D. Peters
-----------------------------------
Name:    Scott D. Peters
Title:   Assistant Secretary